Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Computer Graphics International Inc. (the "Company") for the quarter ended December 31, 2011:

I, Jing Wang, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.            Such Quarterly Report on Form 10-Q for the quarter ending December 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in such Quarterly Report on Form 10-Q for the quarter ending December 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 21, 2012	By:	/s/ Jing Wang
Jing Wang
Chief Executive Officer
(Principal Executive Officer)